Exhibit 10.3

EXECUTION VERSION

FOUNDER HOLDER AGREEMENT

June 7, 2021

Victory Park Management, LLC

c/o VPC Impact Acquisition Holdings III, Inc.

150 North Riverside Plaza, Suite 5200

Chicago, IL 60606

Re: Founder Holders Transaction Support; Forfeiture; Earnout and Anti-Dilution Waiver

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), by and among VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (“Parent”), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“First Merger Sub”), Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Second Merger Sub”, together with First Merger Sub, the “Merger Subs”), and Dave Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the “Surviving Corporation”), and (ii) immediately following the First Merger, as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger (the “Surviving Entity”), and as a result of which the Surviving Entity will become a wholly owned Subsidiary of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce Parent, the Merger Subs and the Company to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Parent, VPC Impact Acquisition Holdings Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”), Janet Kloppenburg (“Kloppenburg”), Peter Offenhauser (“Offenhauser”), Kurt Summers (“Summers and together with Sponsor, Kloppenburg and Offenhauser, the “Founder Holders”), and, solely for purposes of Section 2 and Section 7, John Martin (“Martin”), Gordon Watson (“Watson”), Carly Altieri (“Altieri”) and Brendan Carroll (“Carroll” and together with Martin, Watson, Altieri and the Founder Holders, the “Insiders”), hereby agree to enter into this Founder Holder Agreement (this “Agreement”), and hereby agree as follows:

Section 1    Representations and Warranties. Sponsor represents and warrants that it holds, as of the date of this Agreement, 6,284,150 issued and outstanding shares of Class B common stock, par value $0.0001 per share, of Parent (the “Parent Class B Common Stock”). Parent represents and warrants that Sponsor and the Insiders collectively hold all shares of Parent Class B Common issued and outstanding as of the date hereof.

Section 2    Prior Agreement.

(a)    Sponsor, the Insiders and Parent are parties to that certain letter agreement, dated March 4, 2021, entered into in connection with the initial public offering of Parent (the “Prior Agreement”). The parties hereto acknowledge and agree that the Prior Agreement shall survive the consummation of the Transactions in accordance with its terms (except as shall be modified by the terms of this Agreement, the Merger Agreement and the Investor Rights Agreement).

(b)    During the Applicable Period (as defined below), Parent shall not, and shall cause Sponsor and the Insiders not to, modify or amend the Prior Agreement.

Section 3    Transaction Support; No Transfer.

(a)    Subject to the earlier termination of this Agreement in accordance with Section 9, each Founder Holder (solely in its capacity as a holder of Parent Common Stock and/or Parent Warrants, as applicable), agrees, during the period beginning on the date of this Agreement and ending upon the earlier of the termination of this Agreement in accordance with its terms or the Effective Time (the “Applicable Period”), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable), and not to withdraw or rescind such vote or take action (or omit to take any action) to make such vote ineffective, the Parent Common Stock and Parent Warrants, applicable, held by such Founder Holder, in each case as follows:

(i)    in favor of the Parent Stockholder Matters, including, without limitation, any proposal to approve and adopt the Merger Agreement and the other Transaction Agreements and approve any other matters necessary for the consummation of the Transactions and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements, including the Mergers;

(ii)    against any proposal providing for a Parent Acquisition Transaction or the adoption of an agreement to enter into a Parent Acquisition Transaction; and

(iii)    not to redeem any shares of Parent Common Stock owned by it, him or her in connection with such stockholder approval.

(b)    During the Applicable Period, each Founder Holder agrees not to (a) transfer any Parent Common Stock (other than pursuant to this Agreement, the Prior Agreement, the Merger Agreement and the other Transaction Agreements) or (b) deposit any shares of Parent Common Stock into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to shares of Parent Common Stock or grant any proxy (except as otherwise provided herein, the Prior Agreement, the Merger Agreement and the other Transaction Agreements), consent or power of attorney with respect thereto (other than pursuant to this Agreement, the Prior Agreement, the Merger Agreement and the other Transaction Agreements); provided, that each Founder Holder may transfer any such shares of Parent Common Stock to any Affiliate if, and only if, the transferee of such shares of Parent Common Stock evidences in a writing reasonably satisfactory to Parent and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Founder Holder.

Section 4    Forfeiture by Founder Holders.

(a)    The Founder Holders agree that, subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 8.1 and 8.3 of the Merger Agreement, immediately prior to, and conditioned upon the consummation of, the Closing (including the consummation of, and after giving effect to, (i) any Redemption Alternative Financing and (ii) the Founder Holder Class B Conversion), the Founder Holders shall, if applicable, on a Pro Rata Basis and in accordance with the terms and conditions of Section 4(b) through Section 4(d), subject all or a portion of the Founder Holder Contingent Closing Shares to potential forfeiture to Parent, which surrendered Founder Holder Contingent Closing Shares shall be automatically cancelled for no consideration.

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(b)    The number of Founder Holder Contingent Closing Shares to be forfeited by the Founder Holders (if any) shall be calculated as follows:

(i)    if the difference of (x) the aggregate number of shares of Parent Class A Common Stock redeemed by the Parent Public Stockholders in connection with the Parent Stockholder Redemptions, minus (y) the aggregate number of shares of Parent Class A Common Stock purchased in any Redemption Alternative Financing (such positive difference in shares, the “Net Redemption Shares”), is such that the Net Redemption Percentage (as defined below) is less than twenty-one percent (21%) (such foregoing twenty-one percent (21%) threshold percentage, the “Redemption Threshold Percentage”), then none of the Founder Holder Contingent Closing Shares shall be forfeited and the Founder Holder Contingent Closing Shares shall no longer be subject to forfeiture pursuant to this Section 4;

(ii)    if the Net Redemption Percentage equals or exceeds the Redemption Threshold Percentage, but the Net Redemption Percentage is less than or equal to thirty-five percent (35%), then a number of Founder Holder Contingent Closing Shares equal to the product of (x) the Per Percent Forfeiture Amount (as defined below), multiplied by (y) the Excess Forfeiture Percentage Amount (as defined below), shall be automatically forfeited by the Founder Holders (on a Pro Rata Basis in accordance with Section 4(c)), and any Founder Holder Contingent Closing Shares not forfeited and cancelled in accordance with this clause (ii) shall no longer be subject to forfeiture pursuant to this Section 4; and

(iii)    if the Net Redemption Percentage equals or exceeds thirty-five percent (35%), then one hundred percent (100%) of the Founder Holder Contingent Closing Shares shall be automatically forfeited by the Founder Holders (on a Pro Rata Basis in accordance with Section 4(c)).

(c)    For purposes of this Section 4: (i) “Aggregate Pre-Redemption Parent Public Share Amount” shall mean the total number of issued and outstanding shares of Parent Class A Common Stock held by Parent Public Stockholders as of the date hereof, which, for the avoidance of doubt, shall be equal to twenty-five million three hundred seventy-six thousand five hundred ninety-eight (25,376,598) shares of Parent Class A Common Stock; (ii) “Excess Forfeiture Percentage Amount” shall mean a number, rounded down to the nearest whole number, equal to the product of (A) one hundred (100) multiplied by (B) the difference of (x) quotient of (I) the Net Redemption Shares divided by (II) the Aggregate Pre-Redemption Parent Public Share Amount minus (y) two-tenths (0.2); provided that, for the avoidance of doubt, in no event shall the Excess Forfeiture Percentage Amount be less than zero (0) or exceed fifteen (15) and the Excess Forfeiture Percentage Amount shall be rounded down to the nearest whole number (for illustrative purposes only, if the aggregate amount of the Excess Forfeiture Percentage Amount is one and seven tenths (1.7), then the Excess Forfeiture Percentage Amount shall be rounded down to one (1), and if the Excess Forfeiture Percentage Amount is seven tenths (0.7), then the Excess Forfeiture Percentage Amount shall be zero and Section 4(b)(i) shall apply); (iii) “Net Redemption Percentage” shall mean a number, represented as a percentage, equal to the quotient of (A) the Net Redemption Shares divided by (B) the Aggregate Pre-Redemption Parent Public Share Amount; and (iv) “Per Percent Forfeiture Amount” shall mean a number of shares of Parent Class A Common Stock equal to the quotient of (A) the aggregate Founder Holding Contingent Closing Shares, divided by (B) fifteen (15).

(d)    Notwithstanding anything herein to the contrary, any Founder Holder Contingent Closing Shares forfeited pursuant to Section 4(b) shall be forfeited among the Founder Holders on a Pro Rata Basis. Any Founder Holder Contingent Closing Shares forfeited pursuant to Section 4(b) shall be cancelled for no consideration and any certificates representing such Founder Holder Contingent Closing Shares so forfeited shall be cancelled; provided, that to the extent any such certificate represents shares in excess of the aggregate of the Founder Holder Contingent Closing Shares forfeited pursuant to Section 4(b), Parent shall reissue such certificate with respect to the shares not so forfeited.

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Section 5    Founder Holder Earnout Shares. Effective as of and subject to the Closing, the Founder Holder Earnout Shares shall become subject to potential forfeiture upon the terms set forth in Article III of the Merger Agreement, such that such Founder Holder Earnout Shares shall be forfeited by the Founder Holders (on a Pro Rata Basis) if, and only if, the applicable vesting condition(s) set forth in Article III of the Merger Agreement are not satisfied prior to the expiration of the Earnout Period. If all or any portion of the Founder Holder Earnout Shares vest in accordance with the terms of the Merger Agreement, any restrictive legends that have been placed on such Founder Holder Earnout Shares, other than those, if any, required by applicable Law, the Governance Documents of Parent or any other Transaction Agreement, shall be removed (and Parent hereby agrees to promptly cause the removal of such restrictive legends that have been placed on the applicable portion of such Founder Holder Earnout Shares that have vested in accordance with the terms of the Merger Agreement), and such vested Founder Holder Earnout Shares shall not thereafter be subject to forfeiture, cancellation or additional vesting. The Founder Holders shall be entitled to vote such Founder Holder Earnout Shares and, as provided in Section 3.4 of the Merger Agreement, receive dividends and other distributions in respect thereof.

Section 6    Anti-Dilution Waiver. Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 8.1 and 8.3 of the Merger Agreement, effective immediately prior to and conditioned upon the consummation of the Closing, the Founder Holders each hereby waive any and all rights they have or will have under Section 4.3(b)(ii) of the Parent Charter to receive shares of Parent Class A Common Stock in excess of the number issuable at the Initial Conversion Ratio (as defined in the Parent Charter) upon the conversion of the existing shares of Parent Class B Common Stock held by such Founder Holder in connection with the consummation of the Transactions, and, as a result, the shares of Parent Class B Common Stock shall convert into shares of Parent Class A Common Stock (or such equivalent security) in connection with the Founder Holder Class B Conversion on a one-for-one basis (prior to taking into account any forfeiture pursuant to Section 4 or the consummation of any Redemption Alternative Financing), such that, as a result of such conversion, all outstanding shares of Parent Class B Common Stock shall collectively convert into six million three hundred forty-four thousand one hundred fifty (6,344,150) shares of Parent Class A Common Stock.

Section 7    Lock-Up. Upon and subject to the Closing, each of the Insiders and Parent hereby acknowledge and agree that Article III of the Investor Rights Agreement supersedes Section 7(a) of the Prior Agreement, and all other sections of the Prior Agreement only to the extent such sections relate to Section 7(a) of the Prior Agreement, in all respects, and, upon execution of this Agreement and the Investor Rights Agreement by each of the Founder Holders, the Prior Agreement shall be deemed amended to remove its Section 7(a), and all references related thereto.

Section 8    Parent No Solicitation; Confidentiality; Communications Plan; Access to Information. Sponsor hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors with respect thereto. Sponsor shall be bound by and comply with Section 7.2 (Parent No Solicitation) and the second sentence of Section 7.8(b) (Confidentiality; Communications Plan; Access to Information) of the Merger Agreement (and any relevant definitions contained in any such sections) as if Sponsor was an original signatory to the Merger Agreement with respect to such provisions, mutatis mutandis.

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Section 9    Termination. This Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Merger Agreement is terminated in accordance with its terms.

Section 10    Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this Section 10 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on Parent, the Company and the Insiders and their respective successors and assigns.

Section 11    Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 12    Miscellaneous. Section 7.11 (No Claim Against Trust Account), Section 11.1 (Notices), Section 11.2 (Interpretation), Section 11.3 (Counterparts; Electronic Delivery), Section 11.4 (Entire Agreement; Third Party Beneficiaries), Section 11.5 (Severability), Section 11.6 (Other Remedies; Specific Performance); Section 11.7 (Governing Law), Section 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), Section 11.9 (Rules of Construction) and Section 11.10 (Expenses) of the Merger Agreement are hereby incorporated into this Agreement, mutatis mutandis, as though set out in their entirety in this Section 12.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

PARENT:

VPC IMPACT ACQUISITION HOLDINGS III, INC.

By:	/s/ Gordon Watson
Name:	Gordon Watson
Title:	Co-Chief Executive Officer

[Signature Page to Founder Holder Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

DAVE INC.

By:	/s/ Jason Wilk
Name:	Jason Wilk
Title:	Chief Executive Officer

[Signature Page to Founder Holder Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

VPC IMPACT ACQUISITION HOLDINGS SPONSOR III, LLC

By:	Victory Park Management, LLC
Title:	Manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

NOTICE INFORMATION:

Address:	Victory Park Management, LLC
c/o VPC Impact Acquisition Holdings III, Inc.
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606
Attention:	Scott Zemnick
Email:	szemnick@vpcadvisors.com

[Signature Page to Founder Holder Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

By:	/s/ Janet Kloppenburg
Name:	Janet Kloppenburg

NOTICE INFORMATION:

Address:

Email:

[Signature Page to Founder Holder Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

By:	/s/ Peter Offenhauser
Name:	Peter Offenhauser

NOTICE INFORMATION:

Address:

Email:

[Signature Page to Founder Holder Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

By:	/s/ Kurt Summers
Name:	Kurt Summers

NOTICE INFORMATION:

Address:

Email:

[Signature Page to Founder Holder Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Solely with respect to Section 2 and Section 7:

By:	/s/ Brendan Carroll
Name:	Brendan Carroll

By:	/s/ John Martin
Name:	John Martin

By:	/s/ Gordon Watson
Name:	Gordon Watson

By:	/s/ Carly Altieri
Name:	Carly Altieri

[Signature Page to Founder Holder Agreement]